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                                                                    EXHIBIT 11.1

                        NATIONAL WIRELESS HOLDINGS INC.
                       COMPUTATIONS OF EARNINGS PER SHARE

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                                                                         YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                                         OCTOBER 31,    OCTOBER 31,   OCTOBER 31,
                                                                            1997           1996           1995
                                                                        -------------  -------------  ------------
Net income (loss).....................................................  $  25,959,164  $  (1,016,824) $   (640,081)
                                                                        -------------  -------------  ------------
Weighted average common shares outstanding:
  Primary:
    Shares of Common Stock outstanding................................      3,259,923      3,253,000     3,222,863
    Dilutive effect of Convertible Preferred Stock....................
    Dilutive effect of stock options..................................
                                                                        -------------  -------------  ------------
                                                                            3,259,923      3,253,000     3,222,863
                                                                        -------------  -------------  ------------

  Fully diluted:
    Shares of Common Stock outstanding................................      3,259,923      3,253,000     3,222,863
    Dilutive effect of Convertible Preferred Stock....................
    Dilutive effect of stock options..................................
                                                                        -------------  -------------  ------------
                                                                            3,259,923      3,253,000     3,222,863
                                                                        -------------  -------------  ------------
                                                                        -------------  -------------  ------------

Income (loss) per share--primary......................................  $        7.96  $       (0.31) $      (0.20)
Income (loss) per share--fully diluted................................  $        7.96  $       (0.31) $      (0.20)
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NET INCOME (LOSS) PER SHARE DATA:

    Net gain (loss) per share is computed on the basis of the gain (loss) for the period divided by the weighted average number of common shares and common share equivalents outstanding during the period.